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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2000 relating to the financial statements, which includes a reference to other auditors and which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in Burlington Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                       /s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
April 27, 2000